        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER HEALTH SCIENCES TRUST
        10f-3 transactions for the period July-1999- December 31, 1999


                                                                       TOTAL
                                                                       ISSUED/
                                 DATE       PRICE   SHARES     % OF    PRINCIPAL         PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED  ASSETS  AMOUNT            BY FUND    BROKER(S)

Genentech                        07/20/99  $ 97.00   21,300    .655% $1,940,000,000.00   .107%      JP Morgan
Pharmacyclics, Inc.              09/23/99  $ 38.75   75,000   1.021% $   89,125,000.00  3.261%      Hambrecht & Quist
Wellpoint Health Networks, Inc.  6/29/99   $ 81.00   40,000   1.084% $810,000,000.00     .100%      Bernstein B.C.
